SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 16, 2007

United Security Bancshares
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(IRS Employer Identification No.)

1525 E. Shaw Avenue	93710
(Address of Principal Executive Office)	(Zip Code)

559-248-4943
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 16, 2007, The United Security Bancshares completed the acquisition of Legacy Bank, N.A. pursuant to an Agreement and Plan of Reorganization and Merger (“Agreement”) under the terms of which Legacy Bank, N.A. merged with and into United Security Bank, wholly owned subsidiary of United Security Bancshares.

Shareholders of Legacy Bank, N.A. are entitled to receive merger consideration consisting of approximately 976,594 shares of common stock of United Security Bancshares. The shareholders of Legacy Bank, N.A. who elect cash and are allocated cash will receive cash for their shares based on a value of approximately $12.86 per share and those who elect to receive stock and are allocated stock in United Security Bancshares will receive approximately .58 shares of United Security Bancshares common stock for each Legacy Bank, N.A. share. The amount of cash paid and United Security Bancshares common stock issued in the merger is subject to certain allocation procedures set forth in the Agreement.

On February 20, 2007, United Security Bancshares issued a press release announcing the closing of the merger. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements required by this item will be filed by amendment on or before May 4, 2007.

(b)	Pro Forma financial information required by this item will be filed by amendment on or before May 4, 2007

(d)	Exhibits

2.1 Agreement and plan of Reorganization and Merger, dated October 6, 2006 incorporated by reference from United Security Bancshares Registration Statement on Form S-4 No. 333-139139, previously filed with the SEC.

99.1 Press release dated February 20, 2007

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date: February 23, 2007
	By:	/s/ Ken Donahue

Senior Vice President &
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT #		DESCRIPTION

EXHIBIT #	99.1	Press release of United Security Bancshares dated February 20 2007